EXHIBIT 10(ff)

LEASE
NORTH CAROLINA:
WAKE COUNTY:
      1. PARTIES. THIS LEASE, made this 8th day of June, 1995, by and between BANKS D. KERR, AN INDIVIDUAL, herein called "LANDLORD", and EXIDE ELECTRONICS CORPORATION, A DELAWARE CORPORATION, herein called "TENANT",

                             W I T N E S S E T H:

     2. PREMISES LEASED. LANDLORD hereby leases to TENANT and TENANT hereby rents from LANDLORD that certain parcel of land containing 23.5 acres, more or less, owned by LANDLORD, located at 8380 Capitol Boulevard, Raleigh, North Carolina, 27604.

      The building contains approximately 185,000 square feet of gross floor space determined by outside building dimensions and with related improvements including parking, trucking and loading facilities as shown on Exhibit One. Said land and all improvements, rights, easements and appurtenances thereto are hereinafter sometimes referred to as "leased premises".

      3. TERM. The term of this lease shall commence on August 15, 1995 or sooner and shall expire at midnight on August 31, 2005 unless such term is extended pursuant to paragraph 5 hereof providing for "Renewal Option".

      4. RENT PAYABLE. TENANT shall pay a rental, commencing August 15, 1995 of (See Addendum One) payable in advance and without any deduction or abatement whatever on or before the first day of each month to LANDLORD.

       5. RENEWAL OPTION. TENANT shall have the right and option to extend this lease for two (2) additional terms of five (5) years each upon the terms and conditions outlined in Addendum One. Notice in writing of TENANT'S intention so to extend this lease shall be given to LANDLORD at least one hundred eighty
(180) days prior to the expiration of the initial term hereof.

      6. COVENANTS OF TENANT. TENANT covenants and agrees with LANDLORD that TENANT will during the term of this lease:

     a)  pay the rent as above specified;

     b) use and occupy the said premises in a careful and proper manner;

     c) comply with all lawful requirements of state, municipal or public authorities respecting TENANT'S use and occupancy of said premises;

     d) perform and pay for all repairs and maintenance (or as excluded in Paragraph 7) to the building and the leased premises;

     e) pay as the same shall become due, all ad valorem taxes, property taxes or other assessments that may be levied against the leased premises and any and all improvements thereon;

     f) pay for and maintain insurance as called for in paragraph 12 herein;

     g) surrender leased premises at the expiration of the lease or any extensions thereof in as good condition and repair as they shall be at the time possession thereof is taken hereunder; effects of natural wear and tear excepted;

     h) permit LANDLORD to enter leased premises at all reasonable times for the purpose of inspecting the leased premises;

     i)  pay for all utilities used on the leased premises;

     j) repaint, redecorate and refurbish finishes as such becomes necessary;

     k) repair and maintain air conditioning and heating systems; and repair and maintain all fire protective systems, plumbing systems, electrical system, pumps for the sprinkler system and domestic system, waste water and storm water collection and disposal systems;

     l) the leased premises will comply in every respect with the laws, ordinances and regulations, municipal or otherwise that are in effect and may govern the same as of the date of August 15, 1995.

      7. COVENANTS OF LANDLORD. LANDLORD covenants and agrees with TENANT that:

      a) the leased premises will comply in every respect with the laws, ordinances and regulations, municipal or otherwise that are in effect and may govern the same as of the date of August 15, 1995;

     b) if TENANT performs the requirements hereof on its part to be performed, it shall have quiet and peaceable possession and enjoyment of leased premises during the term aforesaid, and LANDLORD warrants and agrees to defend TENANT in such quiet and peaceful use against claims of all persons whomsoever;

     c) TENANT shall have the right at its own expense to make such alterations, additions, installations, changes and improvements in and upon the leased premises as may be necessary for TENANT'S purposes, provided such alterations, additions, installations, changes and improvements shall not damage the building or diminish its value and provided written consent is first obtained from the LANDLORD which consent will not be unreasonably withheld. TENANT shall upon the termination of this lease or at any time during the continuance hereof have any alterations, additions, installation, changes and improvements to said leased premises made by TENANT, and at the expense of TENANT unless agreed to separately by LANDLORD. Any damage caused by such removal will be repaired by TENANT at its expense and prior to the surrender of leased premises. In the event TENANT chooses not to remove any of said additions, improvements or property which TENANT has the right to remove prior to the termination hereof, and LANDLORD approves, TENANT shall be deemed to have abandoned the said property and thereupon the same shall become the property of LANDLORD. The TENANT shall be responsible on evacuation of the property, to remove any leasehold improvements that have been made since inception of the lease of August 15, 1995, which have not been approved by LANDLORD and not made a part of the original fit-up and that penetrate the roof, floor or cause structural interference with the regular pattern of structural framing of the original building. Such removal will include repairs necessary to restore the facility to a condition of soundness and appearance equal to original condition, wear and tear excepted, in modified or improved areas by TENANT;

     d)  LANDLORD will pay $200,000 cash to TENANT at occupancy;

     e) TENANT shall have the right to use the exterior of the building of leased premises occupied by it, including the roof, for the purpose of erecting or painting thereon or attaching thereto a sign or signs advertising TENANT'S business, provided such sign or signs shall not injure the building and provided further that any sign attached to the building shall be in conformity with the city or other municipal ordinance covering the same. Upon the termination of this lease or upon the removal of such sign or signs, any defacement or damage to the exterior of the building shall be promptly repaired by TENANT;

     f) LANDLORD shall remain responsible to maintain and replace the roof, foundation and structural components of the leased premises.

     g) LANDLORD to deliver the leased premises vacant and broom clean.

      8. ASSIGNMENT OR SUBLEASE. Tenant may assign this Lease or sublet said premises or any part thereof for any lawful business within the provisions of this Lease with the consent of the Landlord, which consent will not be unreasonably withheld, so long as the Tenant remains financially responsible for the Lease.

      9. EMINENT DOMAIN. If the whole of leased premises or substantial portion thereof shall be taken by any public authority under the power of eminent domain for a temporary or permanent public or quasi-public use, thereby rendering the same untenantable for the purposes of TENANT, LANDLORD or TENANT shall have the right either to cancel this lease or declare the same null and void, in which event any rent paid in advance and unearned shall be returned to TENANT. If and as often as any portion of the leased premises shall be taken by any exercise of the right of eminent domain, and if this lease shall not be terminated as hereinbefore provided, LANDLORD covenants promptly to restore the remaining portion of the building at LANDLORD'S expense so that it will constitute a complete architectural unit. If any part of leased premises shall be taken and LANDLORD or TENANT shall not exercise its right to cancel as hereinbefore provided, LANDLORD shall with all reasonable dispatch, place the remaining area in condition to be used by TENANT. During such restoration, TENANT shall be required to pay a rental only in proportion to the portion of leased premises remaining in tenantable condition. Should LANDLORD fail to complete such restoration within one hundred eighty (180) days after the part so taken shall be required by the authority condemning the same, this lease at TENANT'S option shall forthwith terminate, but LANDLORD shall not be responsible for any delay which may result from labor strikes, governmental regulations, inability to obtain labor or materials, or any cause beyond LANDLORD'S control, and in such event the time for completion shall be extended by the period of interruption. TENANT shall not be entitled to receive any part of any award or awards that may be made to or received by LANDLORD but if TENANT has made any permanent improvement to leased premises, TENANT shall be entitled to receive from LANDLORD the fair and reasonable value of such improvements as are surrendered. TENANT may, at its own expense, also take independent proceedings against the public authority exercising the power of eminent domain to prove and establish any other damage that TENANT may have sustained.

      10. DEFAULT AND NOTICE. (a) if TENANT defaults in fulfilling any of the covenants of this lease, LANDLORD may give TENANT notice thereof. If any default by TENANT is not remedied within thirty (30) days following receipt of such notice, all of TENANT'S rights under this lease shall terminate and TENANT shall then quit and surrender leased premises to LANDLORD, but TENANT shall continue to be liable for the payment of rent and other sums due hereunder. If the nature of the default is such that it cannot reasonably be cured within said period of thirty (30) days, and measures to cure such default shall be commenced within said period and diligently prosecuted to completion, TENANT'S rights under this lease shall not terminate as a result of such default.

            (b) If at any time, during the term of this lease, there shall be filed by or against TENANT or against any successor tenant then in possession in any court pursuant to any statute either of the United States or of any state, a petition pursuant to which TENANT shall be adjudicated bankrupt or insolvent, or if TENANT shall make an assignment for the benefit of creditors, if default by TENANT is not remedied within thirty (30) days, LANDLORD may terminate TENANT'S rights under this lease by notice in writing to TENANT, and thereupon TENANT shall continue to be liable for the payment of rent and all other sums due hereunder. The provisions of this subparagraph shall not be applicable so long as there is no default on the part of TENANT in the payment of rent and in complying with all other covenants hereof.

      (c) If TENANT'S rights under this lease shall have terminated, as provided in subparagraphs (a) and (b), LANDLORD may immediately or at anytime thereafter re-enter leased premises and remove all persons and all or any property therefrom, by any suitable action or proceeding at law and repossess and enjoy the said leased premises, together with all additions, alterations and improvements, and LANDLORD at its option may repair, alter, remodel or change the character of leased premises as it may deem fit, or at any time relet said leased premises or any part or parts thereof as the agent of TENANT or otherwise. The exercise by LANDLORD of any right granted in the sentence immediately foregoing shall not relieve TENANT from the obligation to make all rental payments, and to fulfill all other covenants required by this lease, at the time and in the manner provided herein. TENANT throughout the remaining term hereof shall pay LANDLORD no later than the last day of each month during the term, the then current excess, if any of (1) the sum of:

      (i) the reasonable expenses incurred by LANDLORD in exercising the rights granted to it in the first sentence of this subparagraph;

      (ii) the reasonable expenses incurred by LANDLORD in fulfilling the covenants of TENANT, whether at the time of exercising said rights, or throughout the remaining term of the lease;

      (iii) the total rental accrued from date of default by TENANT; and (iv) any other amounts then due LANDLORD from TENANT

(2)  over the sum of:

      (i) rentals, if any, from reletting received by LANDLORD following such default. If said sum (2) should at any time exceed said sum (1), the amount of such excess shall be retained by LANDLORD and applied against subsequent liabilities of TENANT, with any balance remaining to be retained by LANDLORD. LANDLORD shall not be required to exercise any right granted to it in the first sentence of this subparagraph, except that it shall attempt to relet demised premises:

      (d) the maintenance of any action or proceeding to recover possession of leased premises, or any installment or installments of rent shall not preclude LANDLORD from thereafter instituting and maintaining subsequent actions or proceedings for the recovery of possession of said leased premises or of any subsequent installment or installments of rent, or any other monies that may be due or become due form TENANT to LANDLORD.

      (e) if LANDLORD defaults in fulfilling any of the covenants in this lease and such default is not remedied within thirty (30) days following written notice thereof by TENANT, TENANT may terminate and cancel this lease forthwith. Subject to the provisions of paragraph 9 as to suspension of rent and repayment to TENANT of rent paid in advance, if the nature of the default is such that it cannot reasonably be cured within said period of thirty (30) days, and measures to cure such default shall be commenced within said period and diligently prosecuted to completion, TENANT shall have no right to terminate this lease as a result of such default. If, at the time TENANT gives notice of default under this paragraph to LANDLORD, LANDLORD'S title to leased premises is subject to the lien of any mortgage or deed of trust and TENANT shall have been furnished with the name and address of said mortgagee or holder of said deed of trust, TENANT at the same time TENANT gives notice of default to LANDLORD shall give like written notice to said mortgagee, trustee or holder, and TENANT shall not have the right to terminate this lease for any default of LANDLORD until the mortgagee, trustee, or holder has been furnished written notice of said default as herein provided, and given the same reasonable time to cure cause of default as given to LANDLORD.

      11. NOTICE. Whenever under this lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice is in writing and is sent by registered mail with return receipt , by the party required to send such notice to the other party. Until written notice of the change of address is given such notice shall be sent as follows;

      TO LANDLORD:      Banks D. Kerr
                        5510 Edwards Mill Road
                        Raleigh, NC  27512

      TO TENANT:        Exide Electronics Corporation
                        8521 Six Forks Road
                        Suite 300
                        Raleigh, NC  27615
                        Attn.:  General Counsel

      12. TAXES AND INSURANCE. (a) TENANT further covenants and agrees that, except as hereinbefore otherwise provided, TENANT will pay all real estate taxes and assessments, including special assessments, levied or assessed against said leased premises and due and payable during the term hereof. The first year and the last year shall be prorated according to the Lease term.

      (b) during the term hereof TENANT will at TENANT'S expense keep the leased premises insured against the LANDLORD'S and TENANT'S loss from fire and perils covered by extended coverage and all perils endorsement, including vandalism, malicious mischief and war damage coverage in an amount equal to the full current replacement cost of the real and personal property on leased premises. The amount of coverage shall be updated to the then current values on an annual basis.

      (c) at all times during the term of this lease TENANT shall, at its own cost and expense, maintain liability insurance of not less than Three Million Dollars, ($3,000,000.00) as to any single occurrence to cover bodily injury and property damage exposures of LANDLORD from accidents occurring on or about the leased premises or arising out of TENANT'S use and occupancy thereof, and shall protect, indemnify and save harmless LANDLORD from and against any and all claims, demands and causes of action of any nature whatsoever, arising out of accidents occurring on or about the leased premises arising out of TENANT'S use thereof, including but not by way of limitation, injury to or death of any person or persons in, upon or about the said leased premises, including sidewalks adjacent thereto, and any claims for injury to or loss of property of others.

     (d) copies of the policies or certificates of insurance provided for in this paragraph 12 shall be delivered to LANDLORD.

      (e) the TENANT hereby agrees that all insurance policies carried by it under this paragraph of the lease shall contain a provision stipulating that the insurance company shall have no right of subrogation against the LANDLORD or his contractors for the recovery of any claims or expense. The LANDLORD hereby agrees that all insurance policies carried by it under this paragraph of the lease shall contain a provision stipulating that the insurance company shall have no right of subrogation against the TENANT or his contractors for the recovery of any claims or expense.

     13. MORTGAGE SUBORDINATION. TENANT agrees to subordinate this lease to the lien of any first mortgage given by LANDLORD, provided that the mortgage will agree not to disturb TENANT'S rights and possession while not in default hereunder and provided, further, that in the event of the commencement of a foreclosure or other suit or proceeding under or pursuant to any such mortgage, TENANT will not be made a party to any such suit or proceeding, and the same shall not affect the rights of TENANT under this lease but any purchaser of leased premises under foreclosure or other suit or proceeding shall take said property subject to the within lease and shall be bound by all its covenants as though such purchaser were the original landlord and any such mortgage shall contain a clause to the foregoing effect.

      14. EXPANSION OPTION. LANDLORD and TENANT agree that it is possible to expand the building and/or improvements beyond their current dimensions. In the event that TENANT should desire to so expand the leased premises, TENANT should submit to LANDLORD its proposed expansion for approval by LANDLORD. In the event that LANDLORD does not approve of the expansion plan, he shall so notify TENANT within thirty (30) days of receipt of the proposed plan. Should LANDLORD and TENANT agree on the proposed expansion, under mutually agreeable terms and conditions, LANDLORD shall forthwith commence construction on the expansion and diligently pursue such construction to its completion. LANDLORD and TENANT agree to amend this lease so that the additional square feet, rent and all other obligations by the TENANT, by the expansion is incorporated into this lease. If LANDLORD elects not to construct the expansion requested by the TENANT, TENANT may construct same at its sole cost and expense, with no increase in rental obligations, provided such expansion is in keeping with common standards of a distribution facility, and/or a light manufacturing facility. Furthermore, it is understood that the material and design will be consistent with the existing building and/or improvements.

      15. PURCHASE OPTION. (a) The LANDLORD hereby grants to the TENANT the right to purchase the leased premises within sixty (60) days after the end of the fifth (5th) year of the lease term at a price of $8,000,000.00. TENANT must give notice of intent to purchase one hundred eighty (180) days prior to the expiration of the fifth (5th) year and must close within sixty (60) days after the fifth (5th) year. LANDLORD grants to the TENANT the right to purchase the leased premises within sixty (60) days after the end of the eighth (8th) year of the lease term at a price of $8,750,000.00. TENANT must give notice of intent to purchase one hundred eighty (180) days prior to the expiration of the eighth
(8th) year and must close within sixty (60) days after the eighth (8th) year. LANDLORD and TENANT agree to utilize standard offer to purchase contract format to outline other terms and conditions as shown on Exhibit Two.

      (b) All costs of the sale, including documentary stamps, shall be paid by the TENANT.

      16. SUCCESSORS AND ASSIGNS. The provisions of this lease shall be binding upon and inure to the benefit of the successors in interest and the assigns of the parties hereto.

      17. LANDLORD'S OBLIGATION TO RESTORE. In the event that any of the buildings or improvements forming a part of the leased premises shall be damaged or destroyed by a fire or other casualty covered under an insurance policy required under paragraph 12, LANDLORD will, within one hundred eighty (180) days of the date of the casualty, use reasonable dispatch to restore, replace, repair or rebuild the leased premises as nearly as is reasonably possible to its value, condition and character immediately prior to such damage or destruction, or with such changes or alterations as the parties hereto may agree upon. Such restoration, repair, replacement or rebuilding (herein collectively called "Restoration") shall be commenced promptly and completed within one hundred eighty (180) days of the date of the casualty; provided that if such Restoration is delayed by strike, war, accident, the elements, fire, governmental restriction, or other cause beyond the LANDLORD'S control, the date of completion shall be extended beyond the one hundred eighty (180) days for a period equal to the period of interruption. If Restoration cannot be completed within one hundred eighty (180) days, and is within the LANDLORD'S control, TENANT may terminate this Lease. In no event shall LANDLORD be obligated to restore any damage to alterations or improvements made by TENANT or to TENANT'S fixtures or personal property, such excluded items being the sole responsibility of TENANT to restore or replace.

      18.1 APPLICATION OF INSURANCE PROCEEDS. All insurance proceeds received by LANDLORD (or its mortgagee) and TENANT, except insurance proceeds payable to TENANT for its personal property, equipment, furnishings, and improvements or alterations which shall be reserved for TENANT, shall be made available to LANDLORD as construction of the Restoration progresses in amounts reasonably necessary to pay the costs or to reimburse LANDLORD in respect to Restoration effected by LANDLORD. LANDLORD shall not be obligated to expend any amount toward the Restoration in excess of the insurance proceeds which are payable under the policies required under paragraph 12.

      18.2 RENT REDUCTION. Damage or destruction of the leased premises shall permit TENANT to abate rent during Restoration, except to the extent that the proceeds from rent insurance furnished pursuant to paragraph 18.3 shall be available to LANDLORD. Notwithstanding the preceding, in the event damage or destruction of the lease premises is caused by TENANT, its agents, or employees, there shall be no rent abatement.

      18.3 LOSS OF RENTS INSURANCE. In addition to the insurance coverage required under paragraph 12, TENANT agrees to provide rent coverage against loss or damage resulting from the hazards specified in Section 12(b) in an amount not less than 75% of the total of the annual minimum rent as the latter may be from time to time reasonably estimated by LANDLORD, which rent insurance shall provide for payment of any loss to LANDLORD.

      19. ENVIRONMENTAL INDEMNIFICATION AND COMPLIANCE. TENANT shall indemnify, defend and hold harmless, LANDLORD, its directors, officers, shareholders, employees, partners and agents, from and against any and all (i) losses, claims, demands, penalties, fines, response costs and liabilities, (including property damage, personal injury and death) and (ii) reasonable attorney's fees actually incurred, and consultant's fees and expenses and court costs and all other out-of-pocket expenses incurred by LANDLORD resulting from or arising out of any acts or omission or commission of TENANT relating to the disposal, spillage or discharge of Hazardous Substances in violation of applicable laws with respect thereto, or other violation of applicable laws with respect to Hazardous Substances on or under the leased premises on or after the commencement of this Lease and in connection with TENANT'S occupancy and use of the leased premises. TENANT'S obligations hereunder shall survive the expiration or termination of this Lease. TENANT or LANDLORD, as applicable, shall promptly, after receipt of written notice thereof from any governmental agency with jurisdiction correct any violation of any such applicable laws in accordance with the requirements of such laws. The term "Hazardous Substances" (for the purpose of this paragraph 19 only) means any raw materials, processed materials, intermediates, products, contaminants, pollutants, wastes or constituents (including, without limitation petroleum and its derivatives and asbestos-containing materials, whether or not friable) deemed hazardous or toxic under federal, state or local law or regulations and, in addition, any substances which require special handling, storage, or disposal procedures or whose use, handling, storage or disposal is in any way regulated, whether now or in the future, under federal, state or local laws or regulations for the protection of human health and the environment or occupational safety and health; provided, however, that the term "Hazardous Substances" shall not include items used in the daily maintenance and operation of the building, such as, for example, fire extinguishers and cleaning materials. LANDLORD shall indemnify, defend and hold harmless, TENANT, its directors, officers, shareholders, employees, partners and agents, from and against any and all (i) losses, claims, demands, penalties, fines, response costs and liabilities, (including property damage, personal injury and death) and (ii) reasonable attorney's fees actually incurred, and consultant's fees and expenses and court costs and all other out-of-pocket expenses incurred by TENANT resulting from or arising out of any acts or omission or commission of LANDLORD relating to the disposal, spillage or discharge of Hazardous Substances in violation of applicable laws with respect thereto, or other violation of applicable laws with respect to Hazardous Substances on or under the leased premises prior to the occupancy of the leased premises by TENANT and in connection with LANDLORD'S ownership of the leased premises. Any removal of such substances in and around the leased premises shall be undertaken after written notice of at least thirty (30) days. LANDLORD, to the best of his knowledge,

      a) Is not in violation or subject to any existing, pending, or threatened investigation by any governmental authority under any applicable federal, state, or local law, regulation or ordinance pertaining to air and water quality, the handling, transportation, storage, treatment, usage or disposal of Hazardous Substances, air omissions or other environmental matters;

      b) Affirms that any handling, transportation, storage, treatment, or use of Hazardous Substances that occurred on the leased premises to date has been in compliance with all applicable federal, state and local laws, regulations and ordinances;

      c) Affirms that as indicated in the Law Engineering, Inc. report of Phase I Environmental Site Assessment dated February 15, 1995, attached as Exhibit Three, there has been no leak, spill, release, discharge, emission, or disposal of Hazardous Substances on the leased premises to date and the soil, groundwater, and soil vapor on or under the leased premises is free of Hazardous Substances as of the date of this Lease. LANDLORD will assume responsibility for the recommendations in such assessment and will take action necessary to remain in compliance, if TENANT notifies LANDLORD by August 15, 1995 that it will not utilize USTs and water supply well as mentioned in such report. If TENANT elects to utilize USTs then TENANT will assume responsibility for the recommendations in such assessment.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective proper officers, hereunto duly authorized, and their common or corporate seals to be hereto affixed, duly attested, the day and year first hereinabove written. Exhibits One, Two, Three, and Addendum One are hereby incorporated into this Lease.

LANDLORD: /s/BANKS D. KERR (SEAL)      TENANT:  Exide Electronics
          Banks D. Kerr                         Corporation (SEAL)

BY:       Owner (SEAL)                 BY:   /s/MARTY R. KITTRELL (SEAL)
                                             Marty R. Kittrell, Chief
                                             Financial Officer

                                       ATTEST:  (Corporate Seal)
WITNESS:/s/MARK SCHWEIBINZ(SEAL)       BY:   /s/JANE W. PASIPOULARIDES(SEAL)
        Mark Schweibinz                      Assistant Treasurer

                                 ADDENDUM ONE

INITIAL TERM:
      Months      Rate              Square Footage          Annual Rent
      1-12        $3.65/$6.00       125,000/20,000          $456,250/$120,000
      13-24       $3.65/$6.00       140,000/20,000          $511,000/$120,000
      25-36       $3.65/$6.00       165,000/20,000          $602,250/$120,000
      37-48       $3.72/$6.12       165,000/20,000          $613,800/$122,400
      49-60       $3.79/$6.24       165,000/20,000          $625,350/$124,800
      61-72       $3.87/$6.36       165,000/20,000          $638,550/$127,200
      73-84       $3.95/$6.49       165,000/20,000          $651,750/$129,800
      85-96       $4.03/$6.62       165,000/20,000          $664,950/$132,400
      97-108      $4.11/$6.75       165,000/20,000          $678,150/$135,000
      109-120     $4.19/$6.89       165,000/20,000          $691,350/$137,800


FIRST RENEWAL PERIOD:
      Months      Rate              Square Footage          Annual Rent
      1-12        $4.29/$7.06       165,000/20,000          $707,850/$141,200
      13-24       $4.40/$7.24       165,000/20,000          $726,000/$144,800
      25-36       $4.51/$7.42       165,000/20,000          $744,150/$148,400
      37-48       $4.62/$7.61       165,000/20,000          $762,300/$152,200
      49-60       $4.74/$7.80       165,000/20,000          $782,100/$156,000

SECOND RENEWAL PERIOD:
      Months          Rate          Square Footage          Annual Rent
      1-12        $4.88/$8.03       165,000/20,000          $805,200/$160,600
      13-24       $5.03/$8.27       165,000/20,000          $829,950/$165,400
      25-36       $5.18/$8.52       165,000/20,000          $854,700/$170,400
      37-48       $5.34/$8.78       165,000/20,000          $881,100/$175,600
      49-60       $5.50/$9.04       165,000/20,000          $907,500/$180,800

     This amendment (the "AMENDMENT") entered into this 11th day of August 1995, by and between BANKS D. KERR, AN INDIVIDUAL, herein called "LANDLORD" and EXIDE ELECTRONICS CORPORATION, A DELAWARE CORPORATION, herein called "TENANT"/

                                   WITNESSETH:

     Whereas, LANDLORD and TENANT have entered into that certain lease dated the 8th day of June 1995 (the "LEASE") covering the Demised Premises therein described as that certain parcel of land containing 23.5 acres, more of less, owned by LANDLORD, located at 8380 Capitol Boulevard, Raleigh, North Carolina, 27604; and

         Whereas, LANDLORD and TENANT now desire to amend the LEASE.

     Now Therefore, in consideration on the Premises, the mutual covenants herein contained and other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, LANDLORD and TENANT agree as follows:

     1.  Article  7  (d)  ("LANDLORD   will  pay  $200,000  cash  to  TENANT  at
occupancy:") and all references to Article 7 (d) are hereby deleted.

     2. Article 4 entitled "RENT PAYABLE" is hereby modified by deleting the final period and adding:

     ", except that TENANT shall have the rent abated, beginning at initial occupancy, until the abatement equals the sum of $210,000. Such abatement shall be for the full monthly rent of $48,020.83 for the first four months of occupancy and for the balance of $17,916.68 in the fifth month of occupancy."

     3. For purposes of consistency, Addendum One to the LEASE is hereby modified in accordance with Section 2 of this AMENDMENT to provide for the abatement of rent in months 1-5 of the LEASE term.

     4. The second sentence of Article 7 (c) is hereby modified by deleting the word "have" and inserting the word "remove" in its place.

     Except as herein amended and modified, all terms and conditions of the lease shall remain in full force and effect.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective proper officers, hereunto duly authorized, and their common or corporate seals to be hereto affixed, duly attested, the day and year first hereinabove written.

LANDLORD:  /s/BANKS D. KERR(SEAL)      TENANT: Exide Electronics
                                               Corporation(SEAL)

BY:        _____________(SEAL)         BY:  /s/MARTY R. KITTRELL(SEAL)
                                            Marty R. Kittrell, Chief
                                            Financial Officer

                                       ATTEST: (Corporate Seal)
WITNESS;   /s/CHRIS WOODY(SEAL)        BY:  /s/NICHOLAS J. COSTANZA(SEAL)